Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 6, 2013

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER 2013

Williamsburg, Virginia – August 6, 2013 – Sotherly Hotels Inc. (NASDAQ: SOHO), formerly MHI Hospitality Corporation (NASDAQ: MDH) (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2013. The Company’s results include the following*:

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	($ in thousands except per share data)

Total Revenue	$25,251	$25,113	$45,440	$45,138
Net income (loss) attributable to the Company	1,311	(1,654)	(1,284)	(3,948)

EBITDA	7,415	5,580	9,295	8,416
Adjusted EBITDA	7,308	7,124	11,930	11,138
Hotel EBITDA	7,967	7,714	12,815	12,161

FFO	3,865	232	2,698	(430)
Adjusted FFO	4,814	4,237	6,987	5,442

Net income (loss) per diluted share attributable to the Company	$0.12	$(0.16)	$(0.12)	$(0.38)
FFO per share and unit	0.30	0.02	0.21	(0.03)
Adjusted FFO per share and unit	0.37	0.33	0.54	0.42

(*)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, Hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•	Adjusted FFO. The Company generated adjusted FFO of approximately $4.8 million during the second quarter 2013, an increase of 13.6% or approximately $0.6 million over the second quarter 2012.

•

Common Dividends. As previously reported on July 24, 2013, the Company announced an increase in its quarterly dividend (distribution) on its common stock (and units) to $0.04 per share (and unit), payable on October 11, 2013 to stockholders (and unitholders) of record as of September 13, 2013.

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•

RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the second quarter 2013 increased 2.2 percent over the second quarter 2012 to $94.40 driven by a 5.9 percent increase in average daily rate (“ADR”).

•	Hotel EBITDA. The Company generated Hotel EBITDA of approximately $8.0 million during the second quarter 2013, an increase of 3.3% or approximately $0.3 million over the second quarter 2012.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $7.3 million during the second quarter 2013, an increase of 2.6% or approximately $0.2 million over the second quarter 2012.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “Early in the second quarter, we changed the name of our Company from MHI Hospitality Corporation to Sotherly Hotels Inc. The goal of the name change is to more clearly define our future mission, which is to expand our operations in the Southern U.S. We believe the Southland will continue its long-term outperformance in demographics and offer a fertile market for growth.”

Financing Transactions

On June 28, 2013, the Company entered into an agreement with TowneBank to extend the maturity of the mortgage on the Crowne Plaza Hampton Marina in Hampton, Virginia, until June 30, 2014. Under the terms of the extension, the Company made a principal payment of approximately $1.1 million to reduce the principal balance on the loan to approximately $6.0 million and is required to continue to make monthly principal payments of $16,000. Interest payable monthly pursuant to the mortgage will remain at a rate of LIBOR plus additional interest of 4.55% and a minimum total rate of interest of 5.00% per annum. Pursuant to certain terms and conditions, the Company may extend the maturity date of the loan to June 30, 2015.

Subsequent Events

On August 1, 2013, the Company obtained a $15.6 million mortgage with CIBC, Inc. on the DoubleTree by Hilton Raleigh Brownstone – University in Raleigh, North Carolina. The mortgage bears interest at a rate of 4.78% and provides for level payments of principal and interest on a monthly basis under a 30-year amortization schedule. The maturity date is August 1, 2018. Approximately $0.7 million of the loan proceeds were placed into a restricted reserve which can be disbursed to the Company upon satisfaction of certain financial performance criteria. The remaining proceeds of the mortgage were used to repay the existing mortgage indebtedness, to pay closing costs, to redeem 2,460 shares of the Company’s Series A Cumulative Redeemable Preferred Stock for an aggregate redemption price of approximately $2.7 million plus the payment of related accrued and unpaid cash and stock dividends and for working capital. The redemption resulted in a prepayment fee pursuant to the provisions of the Articles Supplementary of approximately $0.2 million.

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Balance Sheet/Liquidity

At June 30, 2013, the Company had approximately $10.8 million of available cash and cash equivalents, of which approximately $4.3 million was reserved for real estate taxes, insurance, capital improvements, cash collateral and certain other expenses or otherwise restricted. The Company had approximately $151.0 million in outstanding debt at a weighted average interest rate of approximately 5.57%.

2013 Outlook

The Company reiterates its previous guidance for 2013, which is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals. These projections are based on estimates of occupancy and average daily rates that are consistent with calendar year 2013 forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2013:

	Low Range	High Range
	Y/E Dec 31, 2013	Y/E Dec 31, 2013
	($ in thousands except per share data)

Total Revenue	$87,425	$91,170
Net income (loss)	(2,131)	90

EBITDA	18,165	20,485
Adjusted EBITDA	20,065	22,285
Hotel EBITDA	22,465	24,435

FFO	7,164	9,384
Adjusted FFO	10,164	12,384

Net income (loss) per share attributable to the Company	$(0.16)	$0.01
FFO per share and unit	0.55	0.72
Adjusted FFO per share and unit	0.78	0.95

Earnings Call/Webcast

The Company will conduct its second quarter 2013 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 6, 2013. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-317-6016 (United States) or 855-669-9657 (Canada) or +1 412-317-6016 (International). To participate on the webcast, log on to

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www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 6, 2013 through June 30, 2014. To access the rebroadcast, dial 877-344-7529 and enter conference number 10031136. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until June 30, 2014.

The Company will not be conducting its customary question and answer session as part of the August 6, 2013 earnings call.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,113 rooms. The Company also has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. All of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Director - Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the

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general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$174,718,233	$176,427,904
Investment in joint venture	8,446,083	8,638,967
Cash and cash equivalents	6,561,784	7,175,716
Restricted cash	4,257,037	3,079,894
Accounts receivable, net	2,158,065	1,478,923
Accounts receivable-affiliate	10,665	8,657
Prepaid expenses, inventory and other assets	2,294,047	1,684,951
Shell Island sublease, net	360,294	480,392
Deferred income taxes	1,331,530	2,649,282
Deferred financing costs, net	2,152,654	2,406,183

TOTAL ASSETS	$202,290,392	$204,030,869

LIABILITIES
Mortgage debt	$134,893,689	$135,674,432
Loans payable	3,650,220	4,025,220
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 12,458 and 14,228 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	12,457,552	14,227,650
Accounts payable and accrued liabilities	7,403,468	6,786,684
Advance deposits	881,192	625,822
Dividends and distributions payable	456,334	389,179
Warrant derivative liability	7,649,962	4,969,752

TOTAL LIABILITIES	167,392,417	166,698,739

Commitments and contingencies

EQUITY
Sotherly Hotels Inc. stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 10,156,927 shares and 9,999,786 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	101,569	99,998
Additional paid in capital	57,383,602	57,020,979
Distributions in excess of retained earnings	(29,173,594)	(27,179,392)

Total Sotherly Hotels Inc. stockholders’ equity	28,311,577	29,941,585
Noncontrolling interest	6,586,398	7,390,545

TOTAL EQUITY	34,897,975	37,332,130

TOTAL LIABILITIES AND EQUITY	$202,290,392	$204,030,869

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SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
REVENUE
Rooms department	$18,152,020	$17,756,867	$32,401,979	$31,700,572
Food and beverage department	5,974,795	6,181,542	10,826,366	11,176,007
Other operating departments	1,123,828	1,174,113	2,212,109	2,261,088

Total revenue	25,250,643	25,112,522	45,440,454	45,137,667

EXPENSES
Hotel operating expenses
Rooms department	4,563,463	4,470,159	8,577,196	8,420,645
Food and beverage department	3,690,911	3,958,150	6,915,391	7,355,536
Other operating departments	119,350	117,445	226,025	240,938
Indirect	8,756,559	8,706,610	16,571,618	16,642,698

Total hotel operating expenses	17,130,283	17,252,364	32,290,230	32,659,817

Depreciation and amortization	2,031,050	2,195,591	4,083,871	4,375,554
Corporate general and administrative	1,123,684	962,948	2,217,471	2,094,534

Total operating expenses	20,285,017	20,410,903	38,591,572	39,129,905

NET OPERATING INCOME	4,965,626	4,701,619	6,848,882	6,007,762

Other income (expense)
Interest expense	(2,332,644)	(4,283,732)	(5,013,191)	(7,572,362)
Interest income	3,654	3,169	7,559	7,852
Equity income (loss) in joint venture	87,377	(88,080)	557,116	177,714
Unrealized gain (loss) on warrant derivative	88,855	(1,521,142)	(2,680,210)	(2,684,900)

Net income (loss) before taxes	2,812,868	(1,188,166)	(279,844)	(4,063,934)
Income tax provision	(1,111,818)	(958,146)	(1,374,873)	(1,062,721)

Net income (loss)	1,701,050	(2,146,312)	(1,654,717)	(5,126,655)
Add: Net (income) loss attributable to the noncontrolling interest	(390,458)	492,658	370,392	1,178,647

Net income (loss) attributable to the Company	$1,310,592	$(1,653,654)	$(1,284,325)	$(3,948,008)

Net income (loss) per share attributable to the Company
Basic	$0.13	$(0.17)	$(0.13)	$(0.40)
Diluted	$0.12	$(0.16)	$(0.12)	$(0.38)
Weighted average number of shares outstanding
Basic	10,156,927	9,999,786	10,118,862	9,991,445
Diluted	11,132,542	10,623,642	11,030,444	10,442,799

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SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2013 and 2012, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The tables exclude performance data for the Crowne Plaza Hollywood Beach Resort hotel property, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended June 30,
	2013	2012	Variance

Occupancy	73.7%	76.4%	-3.5%
ADR	$128.02	$120.88	5.9%
RevPAR	$94.40	$92.35	2.2%

Consolidated Properties	Six Months Ended June 30,
	2013	2012	Variance

Occupancy	69.7%	71.2%	-2.2%
ADR	$121.54	$115.70	5.1%
RevPAR	$84.72	$82.43	2.8%

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SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net income (loss) attributable to the Company	$1,310,592	$(1,653,654)	$(1,284,325)	$(3,948,008)
Noncontrolling interest	390,458	(492,658)	(370,392)	(1,178,647)
Depreciation and amortization	2,031,050	2,195,591	4,083,871	4,375,554
Equity in depreciation and amortization of joint venture	133,387	182,930	268,489	320,742

FFO	3,865,487	232,209	2,697,643	(430,359)
Unrealized (gain) loss on hedging activities(1)	(18,252)	22,446	(45,575)	37,127
Unrealized (gain) loss on warrant derivative	(88,855)	1,521,142	2,680,210	2,684,900
Decrease in deferred income taxes	1,056,056	950,037	1,317,752	1,168,311
Loss on early extinguishment of debt(2)	—	1,510,788	337,136	1,982,184

Adjusted FFO	$4,814,436	$4,236,622	$6,987,166	$5,442,163

Weighted average shares outstanding	10,156,927	9,999,786	10,118,862	9,991,445
Weighted average units outstanding	2,881,198	2,980,883	2,918,202	2,982,861

Weighted average shares and units	13,038,125	12,980,669	13,037,064	12,974,306

FFO per share and unit	$0.30	$0.02	$0.21	$(0.03)

Adjusted FFO per share and unit	$0.37	$0.33	$0.54	$0.42

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net income (loss) attributable to the Company	$1,310,592	$(1,653,654)	$(1,284,325)	$(3,948,008)
Noncontrolling interest	390,458	(492,658)	(370,392)	(1,178,647)
Interest expense	2,332,644	4,283,732	5,013,191	7,572,362
Interest income	(3,654)	(3,169)	(7,559)	(7,852)
Income tax provision	1,111,818	958,146	1,374,873	1,062,721
Depreciation and amortization	2,031,050	2,195,591	4,083,871	4,375,554
Equity in interest expense and depreciation and amortization of joint venture	242,250	292,123	485,419	539,638

EBITDA	7,415,158	5,580,111	9,295,078	8,415,768
Unrealized (gain) loss on hedging activities(1)	(18,252)	22,446	(45,575)	37,127
Unrealized (gain) loss on warrant derivative	(88,855)	1,521,142	2,680,210	2,684,900

Adjusted EBITDA	7,308,051	7,123,699	11,929,713	11,137,795
Corporate general and administrative	1,123,684	962,948	2,217,471	2,094,534
Equity in adjusted EBITDA of joint venture	(311,374)	(226,490)	(996,960)	(754,480)
Net lease rental income	(87,500)	(87,500)	(175,000)	(175,000)
Other fee income	(65,836)	(58,908)	(160,159)	(141,524)

Hotel EBITDA	$7,967,025	$7,713,749	$12,815,065	$12,161,325

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and Hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

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Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) corporate general and administrative expense; (9) depreciation and amortization; and (10) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of Hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.